Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Uxin Limited of our report dated May 4, 2018 relating to the financial statements which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
May 29, 2018

普华永道中天会计师事务所(特殊普通合伙)

PricewaterhouseCoopers Zhong Tian LLP, 11/F PricewaterhouseCoopers Center

Link Square 2, 202 Hu Bin Road, Huangpu District, Shanghai 200021, PRC

T: +86 (21) 2323 8888, F: +86 (21) 2323 8800, www.pwccn.com